April 17, 2014

Michael Steib

Re: Amendment to Employment Agreement

Dear Michael,

You and XO Group Inc. (the “Company”) entered into an employment agreement dated June 28, 2013 (the “Employment Agreement”).

This amendment to the Employment Agreement (the “Amendment”) amends the Employment Agreement to restate the definition of “Good Reason” to read as follows:

“d.           For purposes of this Agreement, “Good Reason” shall mean, without Executive’s written consent: (i) a material reduction in Executive’s then current Base Salary or annual bonus or LTIP opportunity; (ii) a relocation of Executive’s principal place of business by more than 20 miles; (iii) a material breach of this Agreement by the Company; (iv) any diminution of Executive’s title; (v) a material diminution in Executive’s duties, authorities or responsibilities as set forth in Section 2(a) of this Agreement or any breach of the second sentence of Section 2(a); (vi) a change in the reporting structure whereby (A) Executive is required to report to a Company officer other than the CEO or to a CEO other than David Liu, or (B) after June 30, 2014, any one or more of the non-CEO executive officers do not report directly to Executive or his designee; or (vii) at any time after a Change in Control (as defined below), the material and repeated interference by the Board with the discharge of Executive’s duties, authorities or responsibilities hereunder; provided that Good Reason shall only be deemed to have occurred if, no later than thirty (30) days following the time Executive learns of the circumstances constituting Good Reason, Executive provides a written notice to the Company containing reasonable details of such circumstances and within thirty (30) days following the delivery of such notice to the Company, the Company has failed to cure such circumstances. Additionally, Executive must terminate his employment within six (6) months of Executive’s knowledge of the occurrence of the circumstances constituting Good Reason for such termination to be Good Reason.”

This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

To the extent not expressly amended hereby, your Employment Agreement remains in full force and effect. Please indicate your agreement to the above terms by signing below.

Very truly yours,
XO GROUP INC.

/s/ Gillian Munson
Gillian Munson
Chief Financial Officer

ACCEPTED AND AGREED:

/s/ Michael Steib
Michael Steib

Dated:	April 17, 2014